Exhibit 5.1

[Letterhead of Womble Carlyle Sandridge & Rice PLLC]

July 21, 2003

Rayonier Inc.

50 North Laura Street

Jacksonville, Florida 32202

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Rayonier Inc., a North Carolina corporation (the “Company”), in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities, in one or more series, that will be general obligations of the Company and will rank equally in contractual right of payment with the Company’s other unsubordinated indebtedness (“Debt Securities”); (ii) shares of common stock of the Company, (“Common Stock”); and (iii) shares of preferred stock of the Company in one or more series (“Preferred Stock”). The term “Securities” shall collectively refer to the Debt Securities, the Common Stock and the Preferred Stock. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company’s registration statement on Form S-3, as it may be amended from time to time (the “Registration Statement”), to which this opinion is an exhibit. The aggregate initial offering price of the Debt Securities, Common Stock and Preferred Stock offered by the Company and under the Registration Statement will not exceed $500,000,000.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) the Form of Indenture filed as Exhibit 4.7 to the Registration Statement and (iii) such other certificates, instruments and documents as we have considered appropriate for purposes of the opinions hereafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such review, we have assumed with your permission that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indenture will have been duly executed and delivered by the Company and the Trustee; (v) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized and available for issuance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and

Rayonier, Inc.

July 21, 2003

validly executed and delivered by the Company and the other parties thereto; (vii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (viii) the genuineness of all signatures and the legal competence of all signatories; (ix) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (x) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing) and the laws of the United States of America that are, in our experience, normally applicable to the transactions of the type provided for in the Agreement, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

(i)	When (a) the terms of any Debt Securities and of their issuance and sale have been duly established by the board of directors or an officer of the Company duly authorized by the board of directors to take such action and in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company; and (b) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

(ii)	When (a) the board of directors of the Company (or a duly authorized committee thereof or senior executive officer) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock and (b) such shares have been issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, all such shares (including any shares of Common Stock issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

Our opinions expressed herein are subject to the following:

(a)	The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes without limitation the effect of the Federal Bankruptcy Code in its entirety, including matters of contract

Rayonier, Inc.

July 21, 2003

rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

(b)	The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than the Company; (viii) the effect of Section 1-102(3) of the Uniform Commercial Code; and (ix) unconscionability.

This opinion is delivered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice PLLC